Exhibit 99.1

1847 Holdings Reports 256% Revenue Growth to $13.6 Million and Achieves Profitability in Q3 2025

Gross Profit Increases 180% to $6.7 Million

Revenue for the First Nine Months of 2025 Increases 326% to $36.5 Million, a $27.9 Million Increase over the Prior Year

Generated $3.0 Million in Positive Cash Flow from Continuing Operations in the First Nine Months of 2025

Reaffirms 2025 Guidance for Net Income of ~$1.3 Million on Revenue of Over $45 Million; Projects 2026 Income from Operations of ~$12.0 Million on Revenue of More than $50 Million

Conference Call to be Held Today at 8:30 am EST

NEW YORK, NY / November 12, 2025 / 1847 Holdings LLC (“1847” or the “Company”) (“1847” or the “Company”) (OTCID: LBRA), a holding company specializing in identifying overlooked, deep-value investment opportunities in middle-market businesses, today announced financial results for the three months ended September 30, 2025, and provided a business update.

Third quarter 2025 financial highlights:

	Q3 2025	Q3 2024	Change
Revenue	$13.6 million	$3.8 million	+256.4%
Gross Profit	$6.7 million	$2.4 million	+180.0%
Operating Income (Loss)	$2.6 million	$(3.3 million)	+$5.9 million

Mr. Ellery W. Roberts, CEO of 1847, commented, “This quarter marked a meaningful operational turnaround for the Company, driven primarily by the outstanding performance of our CMD Inc. (“CMD”) subsidiary and the significant value created since its acquisition. Revenue grew 256% year-over-year to $13.6 million, driving an 180% increase in gross profit to $6.7 million. Operating income improved by $5.9 million to $2.6 million. Even after excluding the non-cash gain related to the change in fair value of warrant liabilities, we achieved profitability for the quarter. For the nine-month period, revenue increased 326% to $36.5 million, generating $3.0 million in positive cash flow from continuing operations.”

“The key theme this quarter is the operational turnaround, driven by the strong performance of CMD and the tremendous value created since its acquisition. CMD continues to exceed expectations, validating the strategic rationale behind the acquisition and positioning the Company for continued growth and value creation. This strengthened position allows us to reinvest in portfolio companies that have been capital constrained, such as Kyle’s Custom Wood Shop, Inc. (“Kyle’s”) and Wolo Manufacturing Corp. (“Wolo”). Our plan for Kyle’s is to leverage our subsidiary Innovative Cabinets’ intellectual property and Boise footprint to drive a faster and stronger recovery. At Wolo, following a thoughtful strategic review last month, we elected to retain and rebuild the business rather than divest, given the long-term upside we see. We’ve streamlined operations by exiting an existing lease, shifting to third-party logistics, and refocusing on e-commerce growth channels, including O’Reilly Auto Parts, Grainger Industrial Supply and Amazon. With a leaner cost structure and a sharper commercial focus, we believe that Wolo is now positioned for sustainable, profitable growth.”

“These developments reflect our disciplined approach to value creation and our strategy of acquiring, strengthening, and monetizing undervalued businesses. We are reaffirming our 2025 guidance of revenue exceeding $45 million and net income of approximately $1.3 million, and we project 2026 revenue to surpass $50 million with income from operations of about $12.0 million,” concluded Mr. Ellery Roberts.

Conference Call

Management will host a conference call today at 8:30 a.m. EST to discuss the Company’s financial results for the third quarter of 2025. The call will also include an update on the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or +1 412-652-1274 for international callers.

A webcast of the call may be accessed at https://event.choruscall.com/mediaframe/webcast.html?webcastid=9SGVDfOv or on the Company’s Investor Relations section of our website, 1847holdings.com.

Investors and other interested parties are invited to submit questions to management prior to the call’s start via email to LBRA@crescendo-ir.com.

A webcast replay will be available on the Company’s Investor Relations section of its website (1847holdings.com) through November 12, 2026. A telephone replay of the call will be available approximately one hour following the call, through December 12, 2025, and can be accessed by dialing 877-660-6853 for U.S. callers or +1 201-612-7415 for international callers and entering access code 13757148.

Q3 2025 Financial Summary

Revenues increased by $9,757,991, or 256.4%, to $13,563,612 for the three months ended September 30, 2025 from $3,805,621 for the three months ended September 30, 2024. The increase in revenues was primarily attributed to the acquisition of CMD, which contributed $11,803,543 to revenues for the three months ended September 30, 2025

Cost of revenues increased by $5,472,601, or 384.0%, to $6,897,848 for the three months ended September 30, 2025 from $1,425,247 for the three months ended September 30, 2024.

Our personnel costs decreased by $285,720, or 13.1%, to $1,887,153 for the three months ended September 30, 2025 from $2,172,873 for the three months ended September 30, 2024.

Total operating expenses were $10,935,354 for the three months ended September 30, 2025, compared to $7,085,930 for the three months ended September 30, 2024. This resulted in income from operations of $2,628,258, compared to a loss of $3,280,309 a year ago.

Total other income, net, was $30,569,890 for the three months ended September 30, 2025, compared to an expense, net, of $2,456,721 for the three months ended September 30, 2024, mainly due to a gain on change in fair value of warrant liabilities of $32,003,657, partially offset by interest expense of $1,087,416, amortization of debt discounts of $260,272, and other expense of $89,879.

The foregoing factors resulted in net income from continuing operations of $32,619,148 for the three months ended September 30, 2025, versus a net loss of $5,380,030 for the three months ended September 30, 2024. As noted above, such net income was largely driven by the gain on change in fair value of warrant liabilities, as well as the operating income resulting from the significant revenues generated by CMD. Excluding the non-cash gain related to the change in fair value of warrant liabilities, the Company’s net income would have been $0.6 million for the third quarter of 2025.

About 1847 Holdings LLC

1847 Holdings LLC (OTCID: LBRA), a diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

For the latest insights, follow 1847 on Twitter.

Forward-Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: LBRA@crescendo-ir.com

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